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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (No. 333-9815) and the related prospectus of our report dated July 17, 1996 except for Note 17, as to which the date is September 9, 1996 on our audits of the consolidated financial statements and financial statement schedule of Medical Alliance, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                            /s/  Coopers & Lybrand L.L.P.

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
September 11, 1996